SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-50469



                        Date of Report: December 9, 2009





                             GREENSHIFT CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                           59-3764931
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(State of other jurisdiction of                                  (IRS Employer
incorporation or organization                                Identification No.)


One Penn Plaza, Suite 1612, New York, NY                                 10019
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(Address of principal executive offices)                             (Zip Code)


                                 (212) 994-5374
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               (Registrant's telephone number including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS
ITEM 2.03         CREATION OF A DIRECT FINANCIAL OBLIGATION
ITEM 3.02         UNREGISTERED SALE OF EQUITY SECURITIES

FORBEARANCE AGREEMENT

On December 9, 2009, GreenShift Corporation and its subsidiaries ("GreenShift"), Viridis Capital, LLC ("Viridis"), and YA Global Investments, L.P. ("YA Global") entered into a Global Forbearance Agreement (the "Agreement") pursuant to which the parties agreed that, subject to the satisfaction of certain specified conditions, they would restructure about $42,727,603 in senior secured debt issued by GreenShift and its subsidiaries to YA Global (the "Senior Loans"). In consideration of the undertakings by GreenShift and its affiliates in the Agreement, YA Global agreed to forbear enforcing the rights that have accrued to it by reason of GreenShift's several defaults under the terms of the Senior Loans, subject to the satisfaction of certain conditions.

Amended and Restated Debenture

Under the terms of the Agreement, YA Global agreed to amend, restate and consolidate the Senior Loans into a single convertible debenture (the "A&R Debenture") in the original principal amount of $42,727,603. The A&R Debenture shall mature on March 31, 2011 and shall bear interest at the annual rate of 6%, a reduction from the average annual rate of 12% previously due under the Senior Loans.

Repayment Terms

Pursuant to the terms of the A&R Debentures, GreenShift shall pay YA Global the sum of $800,000 per quarter for the four calendar quarters commencing January 1, 2010, and the sum of $1,200,000 per quarter for the calendar quarter commencing January 1, 2011 (each, an "Installment Payment"). YA Global shall have the right, but not the obligation, to convert any portion of the A&R Debentures into GreenShift common stock at a rate equal to the lesser of (a) $1.00 or (b) ninety percent (90%) of the lowest daily volume weighted average price of GreenShift common stock during the twenty (20) consecutive trading days immediately preceding the conversion date. Each Installment Payment shall be reduced by the amount of any conversions performed by YA Global on a cumulative basis. YA Global will not be permitted, however, to convert into a number of shares that would cause it to own more than 4.99% of the outstanding GreenShift common shares.

Viridis Guaranty

YA Global shall have the continuing right under the Agreement to exercise its rights as a secured creditor with respect to certain shares of preferred stock in GreenShift and EcoSystem Corporation beneficially owned by Viridis that have been pledged by Viridis to YA Global, including, without limitation, the right to require the conversion of any such preferred shares into common stock, and to have such common stock transferred into the name of YA Global and sold. The proceeds received by YA Global from any such sales, net of reasonable costs and expenses, shall be applied towards reduction of the amounts due under the A&R Debenture and related documents.

Conditions to Forbearance

YA Global's agreement to forbear under the Agreement shall be subject to the satisfaction of certain conditions. Among the conditions is a requirement that the holders of all other obligations for borrowed money issued by GreenShift shall subordinate their rights to those of YA Global, and that the holders of any convertible debentures shall agree that the aggregate conversions of such debentures and/or subsequent sales of common stock in any given month shall not exceed five percent of the preceding month's total value traded for the common stock.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  December 9, 2009              GREENSHIFT CORPORATION

                                      By:/s/ Kevin Kreisler
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                                             Kevin Kreisler
                                             Chief Executive Officer